UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                       Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

On September 26, 2017, MEDITE Cancer Diagnostics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GPB Debt Holdings II, LLC  (“Purchaser”), pursuant to which the Company issued to the Purchaser (i) a secured convertible promissory note in the aggregate principal amount of $5,356,400 (the “Note”) at a purchase price equal to 97.5% of the Face Value of the of the original $5 million Note and an additional discount of 300,000 Euro ($356,400 at September 26, 2017) attributed to the purchase and settlement of the 750,000 Euro ($890,325 at September 26, 2017) note with VR Equity Partners GmbH by the Purchaser and considered an additional purchase discount, with the Company receiving net proceeds of $4.9 million and (ii) a warrant to purchase an aggregate of 4,120,308 shares of the common stock, par value $0.001 per share, of the Company (the “Warrant”). The Note matures on the 36th month anniversary date following the Closing Date, as defined in the Note (the “Maturity Date”). The Note is secured by a senior secured first priority security interest on all of the assets of the Company and its subsidiaries evidenced b y a security agreement (the “Security Agreement”). Each subsidiary also entered into a guaranty agreement pursuant to which the subsidiaries have guaranteed all obligations of the Company to the Purchaser. The Note bears interest at a rate of 13.25% per annum (which interest is increased to 18.25% upon an Event of Default). The Note is initially convertible at a price of $0.65 (the “Conversion Price”) into 8,240,615 shares of common stock. The Conversion Price and Exercise price of the Warrant is subject to a ratchet downside protection with a $0.30 per share floor price in the event the Company issues additional equity securities, and subject to adjustments for stock splits, dividends, combinations, recapitalizations and the like. The Note is being amortized quarterly at a rate of 10% of the Face Value of the Note beginning on month 24, with the remaining 60% due at the Maturity Date. There is a flat 3% success fee which allows for the prepayment of the Note and applies to the payment of principal during the Term through the Maturity Date. The Note contains customary Events of Default. The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, the existence of liens, the payment of restricted payments, redemptions, and the payment of cash dividends and the transfer of assets.

The Warrants have an initial exercise price of $0.60 per share (the “Exercise Price”). The Exercise Price is subject to a ratchet downside protection with a $0.30 per share floor price in the event the Company issues additional equity securities, and subject to adjustments for stock splits, dividends, combinations, recapitalizations and the like. The Warrants is exercisable for a period of five (5) years (the “Term”) and provides for cashless exercise it at the time of exercise a registration statement registering the underlying securities is not available. The Warrant is not to be exercisable until 6 months after the Closing Date. The Purchaser also has a Right of Participation for any Company offering, financing, debt purchase or assignment for 36 months after the Closing Date. The Company is required to maintain a 6 month interest reserve.

In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note or exercise the Warrant if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to its conversion (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation may be adjusted upon not less than 61 days’ prior notice to the Parent, provided that such Beneficial Ownership Limitation in no event shall exceed 9.99%.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission relating to the offer and sale by the s Purchasers of the shares of common stock underlying the Note (the “Note Shares”) and Warrant (the “Warrant Shares”). Pursuant to the Registration Rights Agreement, the Company is obligated to file the registration statement within 60 days and to use best efforts to cause the registration statement to be declared effective within 90 days. Failure to meet those and related obligations, or failure to maintain the effective registration of the Note Shares and Warrant Shares will subject the Company to payment for liquidated damages.

The Company agreed to use the proceeds of this offering to pay (i) the outstanding balance of various credit facilities due to Hannoveresche Volksbank in the amount of $2.3 million, (ii) the outstanding balance of a settlement with VR Equity in the amount of $0.5 million and (iii) the outstanding balance on secured promissory notes in the amount of $301,000, with the remaining balance for working capital of $1.4 million and $125,000 of broker fees and $171,000 of Purchasers legal fees.

Pursuant to the above transaction, the Company converted 2 notes with a principal balance of approximately $133,000 of secured promissory notes into $137,000 of subordinated notes convertible into 210,388 shares of common stock and 105,194 warrants to purchases shares of common stock in a subordinated transaction with similar terms and conditions as the transaction with the Purchaser stated above and 3 additional investors invested an additional aggregate $425,000 and were issued subordinated notes in the aggregate principal amount of $436,000 convertible into 670,611 shares of common stock and 335,306 warrants to purchase shares of common stock in subordinated transaction with similar terms and conditions as the transaction with the Purchaser.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of September 26, 2017, pursuant to which it agreed to issue the Note, Warrant and Security Agreement to the Purchaser. The Note bears interest at a rate of 13.25% per annum, is secured in accordance with the terms and conditions of the Security Agreement, and is due and payable on the 36th month anniversary date following the Closing Date, as defined in the Note or upon acceleration in accordance with its terms. The Company may prepay the Note at any time and from time to time without penalty upon payment of a success fee. Payment of the obligations under the Note may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Note when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain material judgments are rendered against the Company; and (v) the occurrence of certain voluntary and involuntary bankruptcy proceedings. Upon an Event of Default, as defined in the Note, Purchaser will have the right to be redeemed at 120% of the outstanding balance immediately due prior to such Event of Default plus three (3%) plus accrued and unpaid interest. Following an Event of Default, cash interest shall accrue at an additional rate of 5% per annum.

Item 3.02
Unregistered Sales of Equity Securities.

The Company issues the Notes and Warrants and the shares of common stock issuable upon exercise thereof to the Purchaser in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Items 1.01 and 2.03 is incorporated into this Item 3.02 in its entirety.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement GPB Medite
10.2	Convertible Note Medite GPB
10.3	Security Agreement - Medite GPB
10.4	Warrant Medite GPB
10.5	Registration Rights Agreement
10.6	Subordinated Creditor Purchase Agreement
10.7	Subordinated Note Medite GPB Medite
10.8	Subordinated Security Agreement
10.9	Warrant Medite Subdebt
10.10	Guaranty of Obligation - Medite-GPB
10.11	Subordinated Guaranty of Obligation
10.12	Medite Intercreditor and Subordinators

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: October 2, 2017	By:	/s/ David Patterson
David Patterson
Chief Executive Officer

EXHIBIT 10.1
Securities Purchase Agreement GPB Medite

EXHIBIT 10.2
Convertible Note Medite GPB

EXHIBIT 10.3
Security Agreement - Medite GPB

EXHIBIT 10.4
Warrant Medite GPB

EXHIBIT 10.5
Registration Rights Agreement

EXHIBIT 10.6
Subordinated Creditor Purchase Agreement

EXHIBIT 10.7
Subordinated Note Medite GPB Medite

EXHIBIT 10.8
Subordinated Security Agreement

EXHIBIT 10.9
Warrant Medite Subdebt

EXHIBIT 10.10
Guaranty of Obligation - Medite-GPB

EXHIBIT 10.11
Subordinated Guaranty of Obligation

EXHIBIT 10.12
Medite Intercreditor and Subordinators